EXHIBIT 99.1


                                              CONTACTS:
                                              Charles Best
                                              Chief Financial Officer
                                              Biosource International, Inc.
                                                chuckb@biosource.com

                                              Aspasia Knox
                                              Investor Relations
                                              (805) 383-5268
                                              aspasiaa@biosource.com
FOR IMMEDIATE RELEASE

November 16, 2000


                        BIOSOURCE INTERNATIONAL ANNOUNCES
                     WITHDRAWAL OF STOCK REPURCHASE PROGRAM

     Camarillo, Calif. - November 16, 2000 - BioSource International, Inc. (Nasdaq: BIOI) today announced that on Monday, October 30, 2000, its Board of Directors approved a resolution to terminate its existing stock repurchase program.

     Commencing in April 1997, the Board previously authorized the repurchase of a total of 1,450,000 shares of its common stock. Between April and September 1998, the Company purchased a total of 1.3 million shares of common stock at an average share price of $6.29. No shares have been repurchased since September 1998.

BioSource International, Inc. is a broad based life sciences and genomics company focused on providing solutions in the areas of functional genomics, proteomics, as well as advanced drug discovery through the development, manufacturing, marketing and distribution of unique biologically active reagent systems which facilitate, enable and accelerate pharmaceutical development as well as biomedical research.

This news release may contain forward-looking statements that involve risks and uncertainties, including risks described from time to time in reports filed by Biosource International, Inc. with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K/A.


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